CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


The Board of Directors of W. R. Berkley Corporation:

     We consent to the use of our reports dated February 14, 2002, incorporated herein by reference in this Registration Statement on Form S-3 and related Prospectus of W. R. Berkley Corporation and to the reference to our firm under the heading "Experts" in the Registration Statement on Form S-3 and related Prospectus. Our reports refer to a change in the method of accounting for insurance-related assessments in 1999.



/s/ KPMG LLP

New York, New York
May 21, 2002